Crescent Capital BDC, Inc. Reports Third Quarter 2026 Earnings Results;
Declares a Fourth Quarter Base Dividend of $0.34 Per Share and Announces a $50 Million Share Repurchase Program

LOS ANGELES, November 9, 2026 — Crescent Capital BDC, Inc. (“Crescent BDC” or “Company”) (NASDAQ: CCAP) today reported net investment income of $0.37 per share and net income of $0.27 per share for the quarter ended September 30, 2026. Net asset value (NAV) per share was $17.72 at September 30, 2026.

Dividend Declarations

The Company announced that its Board of Directors (the “Board”) declared a fourth quarter 2026 regular cash dividend of $0.34 per share to stockholders of record as of December 31, 2026, payable on January 15, 2027. Additionally, the third and final previously announced $0.03 per share special dividend will be paid on December 15, 2026 to stockholders of record as of November 30, 2026.

Recent Developments

On November 5, 2026, the Board authorized a share repurchase program of up to $50 million of the Company’s common stock. Repurchases will be executed by an independent third-party broker pursuant to a Rule 10b5-1 trading plan, subject to the plan’s parameters and applicable regulatory requirements.

Separately, Sun Life plans to purchase up to an additional $25 million of the Company’s common stock in the open market through an independent third-party broker pursuant to a Rule 10b5-1 trading plan.

Selected Financial Highlights

($ in millions, except per share amounts)

	As of and for the three months ended
	September 30, 2026	June 30, 2026	September 30, 2025
Investments, at fair value	$1,555.2	$1,570.7	$1,580.7
Total assets	$1,601.4	$1,618.9	$1,627.6
Total net assets	$652.9	$656.5	$714.1
Net asset value per share	$17.72	$17.82	$19.28

Investment income	$36.9	$36.3	$41.4
Net investment income	$13.7	$13.1	$16.9
Net realized gains (losses), net of taxes	$(2.1)	$(17.7)	$(5.0)
Net change in unrealized gains (losses), net of taxes	$(1.5)	$1.3	$(4.8)
Net increase (decrease) in net assets resulting from operations	$10.1	$(3.3)	$7.1

Net investment income per share	$0.37	$0.36	$0.46
Net realized gains (losses) per share, net of taxes	$(0.06)	$(0.48)	$(0.14)
Net change in unrealized gains (losses) per share, net of taxes	$(0.04)	$0.03	$(0.13)
Net increase (decrease) in net assets resulting from operations per share	$0.27	$(0.09)	$0.19
Regular distributions paid per share	$0.34	$0.42	$0.42
Special distributions paid per share	$0.03	$0.03	$0.05

Weighted average yield on income producing securities (at cost)(1)	9.6%	9.6%	10.4%
Percentage of debt investments at floating rates	98.2%	98.4%	97.4%

Portfolio & Investment Activity

As of September 30, 2026 and December 31, 2025, the Company had investments in 190 and 184 portfolio companies with an aggregate fair value of $1,555.2 and $1,569.4 million, respectively. The portfolio at fair value was comprised of the following asset types:

Portfolio Asset Types:

	As of
$ in millions	September 30, 2026		December 31, 2025
Investment Type	Fair Value	Percentage	Fair Value	Percentage
Senior secured first lien	$375.8	24.2%	$350.8	22.4%
Unitranche first lien(2)	1,015.8	65.3	1,047.8	66.7
Unitranche first lien - last out(2)	18.5	1.2	26.2	1.7
Senior secured second lien	14.4	0.9	12.2	0.8
Unsecured debt	28.8	1.9	19.0	1.2
Equity & other	73.5	4.7	77.2	4.9
LLC/LP equity interests	28.4	1.8	36.2	2.3
Total investments	$1,555.2	100.0%	$1,569.4	100.0%

For the quarter ended September 30, 2026, the Company invested $23.5 million across three new portfolio companies and several follow-on revolver and delayed draw fundings. During this period, the Company had $38.7 million in aggregate exits, sales and repayments. For the quarter ended June 30, 2026, the Company invested $57.0 million across three new portfolio companies and several follow-on revolver and delayed draw fundings. For this period, the Company had $36.1 million in aggregate exits, sales and repayments.

Results of Operations

For the quarter ended September 30, 2026, total investment income was $36.9 million, compared to $36.3 million for the quarter ended June 30, 2026. The modest increase was primarily driven by higher recurring interest income from investment due to higher benchmark rates during the quarter.

Interest income, which includes the amortization of upfront fees, accelerated amortization of original issue discount (“OID”) and prepayment fees, increased modestly to $35.6 million from $34.7 million in the prior quarter. Included in interest income was $0.5 million and $0.2 million of accelerated OID amortization related to investment repayments for the quarters ended September 30, 2026 and June 30, 2026, respectively.

Dividend income decreased to $0.9 million from $1.2 million, primarily reflecting lower distributions from the Company’s Logan JV investment. Other income, which includes consent, waiver, amendment, agency, underwriting and arranger fees, was $0.4 million in both periods.

For the three months ended September 30, 2026 and June 30, 2026, total net expenses, including income and excise taxes, were $23.2 million and $23.2 million, respectively.

Liquidity and Capital Resources

As of September 30, 2026, the Company had $36.2 million in cash and cash equivalents and restricted cash and $210.5 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average cost of debt on the Company’s debt outstanding as of September 30, 2026 was 6.26%.

The Company’s net debt-to-equity ratio(3) was 1.36x as of September 30, 2026.

Conference Call

The Company will host a webcast/conference call on Tuesday, November 10, 2026 at 12:00 p.m. (Eastern Time) to discuss its financial results for the quarter ended September 30, 2026. Please visit Crescent BDC’s webcast link located on the Events & Presentations page of the Investor Relations section of Crescent BDC’s website for a slide presentation that complements the earnings conference call.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Events & Presentations page of the Investor Resources section of Crescent BDC’s website at www.crescentbdc.com. Please visit the website to test your connection before the webcast. Participants are also invited to access the conference call by dialing the following number:

Toll Free: (833) 461-5787

Conference ID: 609092147

All callers will need to reference the Conference ID once connected with the operator. An archived replay will be available via a webcast link located on the Investor Relations section of Crescent BDC's website.

Endnotes

Note: Numbers may not sum due to rounding.

1) Yield includes performing debt and other income producing investments (excluding investments on non-accrual).

2) Unitranche loans are first lien loans that may extend deeper in a company’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority among different lenders in the unitranche loan. In certain instances, the Company may find another lender to provide the “first out” portion of such loan and retain the “last out” portion of such loan, in which case, the “first out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last out” portion that the Company would continue to hold. In exchange for the greater risk of loss, the “last out” portion earns a higher interest rate.

3) Net debt-to-equity represents principal debt outstanding, less cash and cash equivalents, divided by equity.

Crescent Capital BDC, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands except share and per share data)

	As of September 30, 2026 (Unaudited)	As of December 31, 2025
Assets
Investments, at fair value
Non-controlled non-affiliated investments (cost of $1,509,464 and $1,504,658, respectively)	$1,465,353	$1,479,473
Non-controlled affiliated investments (cost of $30,735 and $26,826, respectively)	30,884	29,594
Controlled investments (cost of $71,310 and $71,985, respectively)	58,915	60,351
Cash and cash equivalents	12,081	5,043
Restricted cash and cash equivalents	24,123	26,454
Interest and dividend receivable	7,672	9,333
Receivable from unsettled transactions	-	8,019
Unrealized appreciation on foreign currency forward contracts	338	2,135
Deferred tax assets	187	190
Other assets	1,894	1,543
Total assets	$1,601,447	$1,622,135

Liabilities
Debt (net of deferred financing costs of $8,809 and $5,841, respectively)	$909,275	$873,761
Distributions payable	12,528	15,527
Interest and other debt financing costs payable	9,633	12,370
Management fees payable	3,988	5,037
Incentive fees payable	2,400	3,468
Unrealized depreciation on foreign currency forward contracts	926	2,134
Unrealized depreciation on interest rate swaps	6,304	-
Deferred tax liabilities	187	190
Accrued expenses and other liabilities	3,274	3,610
Total liabilities	$948,515	$916,097

Net assets
Preferred stock, par value $0.001 per share (10,000 shares authorized, zero outstanding, respectively)	$—	$—
Common stock, par value $0.001 per share (200,000,000 shares authorized, 36,845,952 and 36,969,285 shares issued and outstanding, respectively)	37	37
Paid-in capital in excess of par value	955,363	957,030
Accumulated earnings (loss)	(302,468)	(251,029)
Total net assets	$652,932	$706,038
Total liabilities and net assets	$1,601,447	$1,622,135
Net asset value per share	$17.72	$19.10

Crescent Capital BDC, Inc.

Consolidated Statements of Operations

(in thousands except share and per share data)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Investment Income:
From non-controlled non-affiliated investments:
Interest income	$32,333	$35,351	$97,077	$108,507
Paid-in-kind interest	2,126	2,143	5,241	6,231
Dividend income	167	286	1,111	458
Other income	419	407	1,186	2,325
From non-controlled affiliated investments:
Interest income	365	525	989	2,025
Paid-in-kind interest	325	294	738	1,100
Dividend income	—	—	—	258
Other income	—	—	45	—
From controlled investments:
Interest income	340	379	611	794
Paid-in-kind interest	91	—	163	—
Dividend income	720	1,960	3,960	4,760
Other income	-	7	-	15
Total investment income	36,886	41,352	111,121	126,473

Expenses:
Interest and other debt financing costs	15,054	13,876	43,659	43,663
Management fees	3,991	5,130	12,890	15,257
Income based incentive fees	2,400	3,586	7,695	10,684
Professional fees	485	544	1,645	2,177
Directors’ fees	163	159	495	486
Other general and administrative expenses	866	870	2,615	2,698
Total expenses	22,959	24,165	68,999	74,965
Management fees waiver	(2)	(11)	(14)	(44)
Income based incentive fees waiver	—	(12)	(1,441)	(67)
Net expenses	22,957	24,142	67,544	74,854
Net investment income before taxes	13,929	17,210	43,577	51,619
Provision for income and excise taxes	238	281	1,296	1,182
Net investment income	13,691	16,929	42,281	50,437
Net realized and unrealized gains (losses) on investments:
Net realized gain (loss) on:
Non-controlled non-affiliated investments	(2,855)	(2,908)	(23,785)	(8,413)
Non-controlled affiliated investments	—	(1,996)	1,598	(1,996)
Controlled investments	—	—	(10,909)	(3,800)
Foreign currency transactions	488	(105)	1,271	(204)
Foreign currency forward contracts	225	—	428	—
Net change in unrealized appreciation (depreciation) on:
Non-controlled non-affiliated investments and foreign currency translation	(5,206)	(8,835)	(22,376)	(14,758)
Non-controlled affiliated investments	(459)	2,642	(2,619)	2,231
Controlled investments	4,317	403	6,254	7,527
Foreign currency forward contracts	(87)	972	(589)	(5,005)
Net realized and unrealized gains (losses) on investments	(3,577)	(9,827)	(50,727)	(24,418)
Benefit (provision) for taxes on realized gain on investments	—	—	(200)	-
Net increase (decrease) in net assets resulting from operations	$10,114	$7,102	$(8,646)	$26,019

Per common share data:
Net increase (decrease) in net assets resulting from operations per share (basic and diluted):	$0.27	$0.19	$(0.23)	$0.70
Net investment income per share (basic and diluted):	$0.37	$0.46	$1.15	$1.36
Weighted average shares outstanding (basic and diluted):	36,845,952	37,060,595	36,874,371	37,061,226

About Crescent BDC

Crescent BDC is a business development company that seeks to maximize the total return of its stockholders in the form of current income and capital appreciation by providing capital solutions to middle market companies with sound business fundamentals and strong growth prospects. Crescent BDC utilizes the extensive experience, origination capabilities and disciplined investment process of Crescent. Crescent BDC is externally managed by Crescent Cap Advisors, LLC, a subsidiary of Crescent. Crescent BDC has elected to be regulated as a business development company under the Investment Company Act of 1940. For more information about Crescent BDC, visit www.crescentbdc.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

About Crescent Capital Group

Crescent is a global credit investment manager with approximately $53 billion of assets under management. For over 30 years, the firm has focused on below investment grade credit through strategies that invest in marketable and privately originated debt securities including senior bank loans, high yield bonds, as well as private senior, unitranche and junior debt securities. Crescent is headquartered in Los Angeles with offices in New York, Boston, Chicago, London and Frankfurt with more than 235 employees globally. Crescent is a part of SLC Management, the institutional alternatives and traditional asset management business of Sun Life. For more information about Crescent, visit www.crescentcap.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact:

Dan McMahon

daniel.mcmahon@crescentcap.com

212-364-0149

Forward-Looking Statements

This press release, and other statements that Crescent BDC may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Crescent BDC’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Crescent BDC cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made, and Crescent BDC assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Crescent BDC’s SEC reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the financial condition of and ability of our current and prospective portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital, including our ability to obtain continued financing on favorable terms; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the impact of increased competition; (11) the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments; (12) potential conflicts of interest in the allocation of opportunities between us and other investment funds managed by our investment adviser or its affiliates; (13) the ability of our investment adviser to attract and retain highly talented professionals; (14) changes in law and policy accompanying the current administration and uncertainty pending any such changes; (15) increased geopolitical unrest, terrorist attacks or acts of war, which may adversely affect the general economy, domestic and local financial and capital markets, or the specific industries of our portfolio companies; (16) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets; (17) the unfavorable resolution of legal proceedings; and (18) the impact of changes to tax legislation and, generally, our tax position.

Crescent BDC’s Annual Report on Form 10-K for the year ended December 31, 2025 and quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30 2026, each filed with the SEC, identify additional factors that can affect forward-looking statements.

Other Information

The information in this press release is summary information only and should be read in conjunction with Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2025, which Crescent BDC filed with the U.S. Securities and Exchange Commission (the SEC) on February 25, 2026, Crescent BDC’s quarterly report on Form 10-Q for the quarter ended September 30, 2026, which Crescent BDC filed with the SEC on November 9, 2026 as well as Crescent BDC’s other reports filed with the SEC. A copy of Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2025, Crescent BDC’s quarterly reports on Form 10-Q and Crescent BDC’s other reports filed with the SEC can be found on Crescent BDC’s website at www.crescentbdc.com and the SEC’s website at www.sec.gov.